EXHIBIT 11



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 36 to GMO Trust's registration statement under the Securities Act of 1933 and Post-Effective Amendment No. 38 to GMO Trust's registration statement under the Investment Company Act of 1940 on Form N-1A (the "Registration Statement") of our reports dated April 12, 1996, April 17, 1996 and April 23, 1996, relating to the financial statements and financial highlights of each series of GMO Trust (excluding the Pelican Fund) which appear in the related February 29, 1996 Annual Reports and which are also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services - Independent Accountants" and "Financial Statements" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.



PRICE WATERHOUSE LLP
Boston, Massachusetts
April 29, 1997